Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-34206, 33-79676, 333-106902, 333-30491, 333-82191 and 333-85114) of our report dated April 8, 2004, with respect to the 2003 consolidated financial statements and schedule of PEMCO Aviation Group and Subsidiaries included in this Form 10-K for the year ended December 31, 2003.

Birmingham, Alabama	/s/ Ernst & Young LLP
March 17, 2006